PROSPECTUS

                                The Pillar Funds

                                   PROSPECTUS

                                 APRIL 30, 2001

                                   RETAIL CASH
                               MANAGEMENT ACCOUNT

                             U.S.TREASURY SECURITIES
                                MONEY MARKET FUND
                                (CLASS A SHARES)

                                   TAX-EXEMPT
                                MONEY MARKET FUND
                                (CLASS A SHARES)

                                PRIME OBLIGATION
                                MONEY MARKET FUND
                                (CLASS S SHARES)

                               INVESTMENT ADVISOR
                                FLEET INVESTMENT
                                 ADVISORS INC.

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [Logo Omitted]

--------------------------------------------------------------------------------

ABOUT THIS PROSPECTUS

The Pillar Funds is a mutual fund family that offers different classes of shares in separate investment portfolios (Funds). The Funds have individual investment goals and strategies. This prospectus gives you important information about the Funds that are available through Fleet National Bank's retail cash management account that you should know before investing. Please read this prospectus and keep it for future reference.

THIS PROSPECTUS HAS BEEN ARRANGED INTO DIFFERENT SECTIONS SO THAT YOU CAN EASILY REVIEW THIS IMPORTANT INFORMATION. ON THE NEXT PAGE, THERE IS SOME GENERAL INFORMATION YOU SHOULD KNOW ABOUT RISK AND RETURN THAT IS COMMON TO EACH OF THE FUNDS. FOR MORE DETAILED INFORMATION ABOUT EACH FUND, PLEASE SEE:

                                                                            Page

U.S. TREASURY SECURITIES MONEY MARKET FUND ................................    2
TAX-EXEMPT MONEY MARKET FUND ..............................................    4
PRIME OBLIGATION MONEY MARKET FUND ........................................    6
MORE INFORMATION ABOUT FUND INVESTMENTS ...................................    9
THE INVESTMENT ADVISOR ....................................................    9
PURCHASING AND SELLING FUND SHARES ........................................    9
DISTRIBUTION OF FUND SHARES ...............................................   11
DIVIDENDS AND DISTRIBUTIONS ...............................................   12
TAXES .....................................................................   12
FINANCIAL HIGHLIGHTS ......................................................   13
HOW TO OBTAIN MORE INFORMATION ABOUT
     THE PILLAR FUNDS ............................................... Back cover




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                                                                  APRIL 30, 2001


RISK/RETURN INFORMATION COMMON TO THE FUNDS

Each Fund is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Fund has its own investment goal and strategies for reaching that goal. The investment managers invest Fund assets in a way that they believe will help each Fund achieve its goal. Still, investing in each Fund involves risk and there is no guarantee that a Fund will achieve its goal. The investment managers' judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment. In fact, no matter how good a job an investment manager does, you could lose money on your investment in a Fund, just as you could with other investments. A FUND SHARE IS NOT A BANK DEPOSIT AND IT IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

U.S. TREASURY SECURITIES MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL
Preserve principal value and maintain a
high degree of liquidity while providing current income

INVESTMENT FOCUS
Money market instruments issued by the
U.S. Treasury

SHARE PRICE VOLATILITY
Very low

PRINCIPAL INVESTMENT STRATEGY
Investing in short-term U.S. dollar-denominated obligations of the U.S. Treasury and repurchase agreements

INVESTOR PROFILE
Conservative investors who want to receive current income through a liquid investment


INVESTMENT STRATEGY OF THE U.S. TREASURY
SECURITIES MONEY MARKET FUND

The Fund invests exclusively in short-term U.S. dollar-denominated money market instruments issued by the U.S. Treasury and repurchase agreements that are fully collateralized by U.S. Treasury securities. The Fund will maintain an average dollar weighted maturity of 60 days or less, and will only acquire securities that have a remaining maturity of 397 days or less. The Advisor's investment selection process seeks to increase the Fund's potential for current income through analysis of the available yields among the Fund's permitted investments and "positioning on the yield curve" -- that is, balancing the desire to earn attractive rates of interest with the need to maintain an appropriate maturity level. The Advisor actively manages the maturity of the Fund based on current market interest rates and its outlook on the various economic factors which influence the market for short-term fixed income instruments and future interest rate predictions.

PRINCIPAL RISKS OF INVESTING IN THE U.S.
TREASURY SECURITIES MONEY MARKET FUND

An investment in the Fund is subject to income risk, which is the possibility that the Fund's yield will decline due to falling interest rates. A FUND SHARE IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY GOVERNMENT AGENCY. In addition, although a money market fund seeks to keep a constant price per share of $1.00, you may lose money by investing in the Fund.

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                                                                  APRIL 30, 2001


PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS A SHARES FROM YEAR TO YEAR.

[Bar Chart Omitted] Plot points are as follows:

1993 - 2.21%
1994 - 3.17%
1995 - 4.80%
1996 - 4.27%
1997 - 4.28%
1998 - 4.43%
1999 - 4.07%
2000 - 5.39%

           Best Quarter          Worst Quarter
               1.41%                 0.53%
             (9/30/00)             (6/30/93)

Call 1-800-932-7782 or visit the Fund's website www.pillarfunds.com for the Fund's most current 7-day yield.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2000.

CLASS A SHARES      1 YEAR    5 YEARS    SINCE INCEPTION
--------------------------------------------------------------------------------
U.S. TREASURY
SECURITIES
MONEY MARKET
FUND                5.39%      4.49%         3.94%*
--------------------------------------------------------------------------------

* SINCE 4/1/92

FUND FEES AND EXPENSES

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD FUND SHARES.

                                        CLASS A SHARES
--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES
(EXPENSES DEDUCTED FROM FUND ASSETS)
--------------------------------------------------------------------------------
Management Fees                               .35%
Distribution and Service (12b-1) Fees         .25%
Other Expenses                                .27%
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses          .87%
--------------------------------------------------------------------------------

FOR MORE INFORMATION ABOUT THESE FEES, SEE "INVESTMENT ADVISOR" AND "DISTRIBUTION OF FUND SHARES."

--------------------------------------------------------------------------------
EXAMPLE
--------------------------------------------------------------------------------

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and that you sell your shares at the end of the period.

The Example also assumes that each year your investment has a 5% return, Fund operating expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Fund would be:

1 YEAR         3 YEARS         5 YEARS         10 YEARS
--------------------------------------------------------------------------------
$89             $278            $482           $1,073

--------------------------------------------------------------------------------

TAX-EXEMPT MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL
Preserve principal value and maintain a high degree of liquidity while providing current income that is exempt from federal income tax

INVESTMENT FOCUS
Tax-free money market instruments

SHARE PRICE VOLATILITY
Very low

PRINCIPAL INVESTMENT STRATEGY
Investing substantially all of its assets in a well diversified portfolio of short-term municipal securities which pay interest that is exempt from federal income taxes

INVESTOR PROFILE
Conservative taxable investors who want to receive current income exempt from federal taxes through a liquid investment

INVESTMENT STRATEGY OF THE TAX-EXEMPT MONEY MARKET FUND
The Fund invests substantially all of its assets in a broad range of high quality short-term municipal money market instruments that pay interest that is exempt from federal income taxes. The issuers of these securities may be state and local governments and agencies located in any of the fifty states, the District of Columbia, Puerto Rico and other U.S. territories and possessions. The Fund's portfolio will be well diversified among these issuers, and will be comprised only of short-term debt securities that are rated in the two highest categories by nationally recognized rating organizations, or have been determined by the Advisor to be of equal quality. The Fund will maintain an average dollar weighted maturity of 90 days or less, and will only acquire securities that have a remaining maturity of 397 days or less.

The Advisor's investment selection process seeks to increase the Fund's potential for current income through a strategy that takes advantage of pricing inefficiencies that often occur in the market for municipal securities. The Advisor actively manages the maturity of the Fund based on current market interest rates and its outlook on the various economic factors which influence the market for short-term municipal instruments and future interest rate predictions. Securities are chosen based on the issuer's financial condition, the financial condition of any person or company which guarantees the credit of the issuer, liquidity and competitive yield. The Fund attempts to avoid purchasing or holding securities that are subject to a decline in credit quality of the issue through ongoing monitoring of the credit quality of each issuer and any person or company providing credit support.

PRINCIPAL RISKS OF INVESTING IN THE TAX-EXEMPT MONEY MARKET FUND
An investment in the Fund is subject to income risk, which is the possibility that the Fund's yield will decline due to falling interest rates. A FUND SHARE IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY GOVERNMENT AGENCY. In addition, although a money market fund seeks to keep a constant price per share of $1.00, you may lose money by investing in the Fund.

There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

----------------------------------------------------------------- [Logo Omitted]

                                                                  APRIL 30, 2001


Since the Fund may purchase securities supported by credit enhancements from banks and other financial institutions, changes in the credit quality of these institutions could cause losses to the Fund and affect its share price.

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS A SHARES FROM YEAR TO YEAR.

[Bar Chart Omitted] Plot points are as follows:

1993 - 1.74%
1994 - 2.02%
1995 - 3.17%
1996 - 2.70%
1997 - 2.84%
1998 - 2.72%
1999 - 2.45%
2000 - 3.34%

            BEST QUARTER          WORST QUARTER
               0.87%                 0.38%
            (12/31/00)             (3/31/94)

Call 1-800-932-7782 or visit the Fund's website www.pillarfunds.com for the Fund's most current 7-day yield.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2000.

CLASS A SHARES      1 YEAR      5 YEARS      SINCE INCEPTION
--------------------------------------------------------------------------------
TAX-EXEMPT MONEY
MARKET FUND
                    3.34%        2.81%           2.58%*

--------------------------------------------------------------------------------
* SINCE 4/6/92

FUND FEES AND EXPENSES

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD FUND SHARES.

                                        CLASS A SHARES
--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES
(EXPENSES DEDUCTED FROM FUND ASSETS)
--------------------------------------------------------------------------------
Management Fees                               .35%
Distribution and Service (12b-1) Fees         .25%
Other Expenses                                .28%
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses          .88%
--------------------------------------------------------------------------------

FOR MORE INFORMATION ABOUT THESE FEES, SEE "INVESTMENT ADVISOR" AND "DISTRIBUTION OF FUND SHARES."

--------------------------------------------------------------------------------
EXAMPLE
--------------------------------------------------------------------------------
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and that you sell your shares at the end of the period.

The Example also assumes that each year your investment has a 5% return, Fund operating expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Fund would be:

1 YEAR      3 YEARS       5 YEARS      10 YEARS
--------------------------------------------------------------------------------
$90          $281          $488         $1,084

--------------------------------------------------------------------------------

PRIME OBLIGATION MONEY MARKET FUND

FUND SUMMARY

INVESTMENT GOAL
Preserve principal value and maintain a high degree of liquidity while providing current income

INVESTMENT FOCUS
Money market instruments

SHARE PRICE VOLATILITY
Very low

PRINCIPAL INVESTMENT STRATEGY
Investing in a broad range of short-term high quality U.S. dollar-denominated debt securities

INVESTOR PROFILE
Conservative investors who want to receive current income through a liquid investment

INVESTMENT STRATEGY OF THE PRIME
OBLIGATION MONEY MARKET FUND

The Fund invests in a broad range of high quality short-term U.S. dollar-denominated money market instruments, such as obligations of the U.S. Treasury; agencies and instrumentalities of the U.S. government; domestic and foreign banks; domestic and foreign corporations; supranational entities; and foreign governments. The Fund may also enter into fully collateralized repurchase agreements. The Fund's portfolio is comprised only of short-term debt securities that are rated in the two highest categories by nationally recognized rating organizations or securities that the Advisor determines are of equal quality. The Fund will maintain an average dollar weighted maturity of 90 days or less, and will only acquire securities that have a remaining maturity of 397 days or less.

The Advisor's investment selection process seeks to increase the Fund's potential for current income through (i) security selection; (ii) managing the Fund's mix of government, corporate and bank obligations; and (iii) "positioning on the yield curve" - that is, balancing the desire to earn attractive rates of interest with the need to maintain an appropriate maturity level. Securities are chosen based on the issuer's financial condition, the financial condition of any person or company which guarantees the credit of the issuer, liquidity and competitive yield. The Advisor carefully evaluates and monitors the creditworthiness of each issuer and any person or company providing credit support.

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                                                                  APRIL 30, 2001


PRINCIPAL RISKS OF INVESTING IN THE
PRIME OBLIGATION MONEY MARKET FUND

An investment in the Fund is subject to income risk, which is the possibility that the Fund's yield will decline due to falling interest rates. A FUND SHARE IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY GOVERNMENT AGENCY. In addition, although a money market fund seeks to keep a constant price per share of $1.00, you may lose money by investing in the Fund.


PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the risks and volatility of an investment in the Fund. Of course, the Fund's past performance does not necessarily indicate how the Fund will perform in the future.

THIS BAR CHART SHOWS CHANGES IN THE PERFORMANCE OF THE FUND'S CLASS S SHARES FROM YEAR TO YEAR.

[Bar Chart Omitted] Plot points are as follows:

1998 - 4.66%
1999 - 4.28%
2000 - 5.55%

           BEST QUARTER          WORST QUARTER
               1.44%                 0.64%
             (9/30/00)             (6/30/93)

Call 1-800-932-7782 or visit the Fund's website www.pillarfunds.com for the Fund's most current 7-day yield.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2000.

CLASS S SHARES                1 YEAR     SINCE INCEPTION
--------------------------------------------------------------------------------
PRIME OBLIGATION
MONEY MARKET FUND             5.55%          4.82%*
--------------------------------------------------------------------------------

* SINCE 8/18/97

--------------------------------------------------------------------------------

FUND FEES AND EXPENSES

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD FUND SHARES.

                                          CLASS S SHARES
--------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES
(EXPENSES DEDUCTED FROM FUND ASSETS)*
--------------------------------------------------------------------------------
Management Fees                               .35%
Distribution and Service (12b-1) Fees         .60%
Other Expenses                                .28%
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses         1.23%
--------------------------------------------------------------------------------

* THE FUND'S TOTAL ACTUAL ANNUAL FUND OPERATING EXPENSES FOR THE MOST RECENT FISCAL YEAR WERE LESS THAN THE AMOUNT SHOWN ABOVE BECAUSE THE ADVISOR WAIVED A PORTION OF ITS FEES IN ORDER TO KEEP TOTAL OPERATING EXPENSES AT A SPECIFIED LEVEL. THIS FEE WAIVER REMAINS IN PLACE AS OF THE DATE OF THIS PROSPECTUS, BUT THE ADVISOR MAY DISCONTINUE ALL OR PART OF THIS WAIVER AT ANY TIME. WITH THIS FEE WAIVER, THE FUND'S ACTUAL TOTAL OPERATING EXPENSES ARE EXPECTED TO BE AS
FOLLOWS:

PRIME OBLIGATION MONEY MARKET FUND --
CLASS S SHARES                              0.98%

FOR MORE INFORMATION ABOUT THESE FEES, SEE "INVESTMENT ADVISOR" AND "DISTRIBUTION OF FUND SHARES."

--------------------------------------------------------------------------------
EXAMPLE
--------------------------------------------------------------------------------
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and that you sell your shares at the end of the period.

The Example also assumes that each year your investment has a 5% return, Fund operating expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Fund would be:

1 YEAR         3 YEARS         5 YEARS         10 YEARS
--------------------------------------------------------------------------------
$125            $390            $676           $1,489

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                                                                  APRIL 30, 2001


MORE INFORMATION ABOUT FUND INVESTMENTS

In addition to the investments and strategies described in this prospectus, each Fund also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this prospectus, are described in detail in our Statement of Additional Information. Of course, we cannot guarantee that any Fund will achieve its investment goal.

INVESTMENT ADVISOR

The Investment Advisor makes investment decisions for each of the Funds, and continuously reviews, supervises and administers the Funds' respective investment programs. The Board of Trustees of The Pillar Funds supervises the Advisor and establishes policies that the Advisor must follow in its management activities.

Prior to March 1, 2001, Summit Bank Investment Management Division, a division of Summit Bank ("Summit Bank"), served as the Investment Advisor to the Funds. Summit Bank was a wholly-owned subsidiary of Summit Bancorp. On March 1, 2001, FleetBoston Financial Corporation ("FleetBoston") acquired Summit Bancorp and thereafter, Fleet Investment Advisors Inc. ("Fleet"), an indirect wholly-owned subsidiary of FleetBoston, succeeded Summit Bank as the Investment Advisor to the Funds. The Board of Trustees has approved an interim advisory agreement between The Pillar Funds and Fleet. Shareholders will have an opportunity to approve a permanent advisory agreement at a shareholder meeting to be held during the interim period. Fleet's address is 100 Federal Street, Boston, Massachusetts 02109. As of December 31, 2000, Fleet had approximately $99 billion in assets under management. Fleet and its predecessor, Summit Bank, are collectively referred to as the Advisor.

For the year ended December 31, 2000, the Advisor received advisory fees as a percentage of average daily net assets of:

U.S. TREASURY SECURITIES
    MONEY MARKET FUND .......................... 0.35%

TAX-EXEMPT MONEY MARKET FUND ................... 0.35%

PRIME OBLIGATION
    MONEY MARKET FUND .......................... 0.35%

PURCHASING AND SELLING FUND SHARES

This section tells you how to purchase and sell (sometimes called "redeem") shares of the Funds.

HOW TO PURCHASE FUND SHARES

Shares of the Funds are for cash management account customers of Fleet National Bank. Cash management account shareholders should consult their cash management account agreement or call 1-888-878-6648 for more information on purchasing shares. A Fund generally will not accept checks, third-party checks, credit cards, credit card checks or cash.

--------------------------------------------------------------------------------

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange (NYSE) and the Federal Reserve are open for business (a Business Day).

A Fund reserves the right to refuse any purchase requests, particularly those that would not be in the best interests of the Fund or its shareholders and could adversely affect the Fund or its operations. This includes those from any individual or group who, in the Fund's view, are likely to engage in excessive trading (usually defined as more than four transactions out of the Fund within a calendar year).

The price per share (the offering price) will be the net asset value per share
(NAV) next determined after a Fund receives your purchase order.

Each Fund calculates its NAV once each Business Day at 3:00 p.m., Eastern time. So, for you to be eligible to receive dividends declared on the day you submit your purchase order, a Fund generally must receive both your order in proper form and federal funds (readily available funds) before 3:00 p.m., Eastern time.

HOW WE CALCULATE NAV

NAV for one Fund share is the value of that share's portion of the net assets of the Fund.

In calculating NAV, a Fund generally values its investment portfolio using the amortized cost valuation method, which is described in detail in our Statement of Additional Information. If this method is determined to be unreliable during certain market conditions or for other reasons, a Fund may value its portfolio at market price or fair value prices may be determined in good faith using methods approved by the Board of Trustees.

MINIMUM PURCHASES

Fleet National Bank may require cash management account customers to maintain minimum banking account levels in order to participate in the cash management account program. The minimum levels are subject to the terms of your cash management account agreement with Fleet National Bank. In general, however, if your banking account falls below the minimum amount, your shares in a Fund may be redeemed or you may be charged additional fees.

HOW TO SELL YOUR FUND SHARES

Cash management account shareholders may sell shares by following procedures established when they opened their account or accounts. If you have questions, call 1-888-878-6648.

The sale price of each share will be the NAV next determined after a Fund receives your request.

RECEIVING YOUR MONEY

Normally, the Fund will send your sale proceeds within one Business Day after it receives your request. Your proceeds will be wired to your bank account.

INVOLUNTARY SALES OF YOUR SHARES

If your account balance drops below the minimum level required in your cash management account agreement with Fleet National Bank because of redemptions, your shares in a Fund may be redeemed or you may be charged additional fees.

REDEMPTIONS IN KIND

A Fund generally pays sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the

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                                                                  APRIL 30, 2001


protection of the Fund's remaining shareholders), the Fund might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). It is highly unlikely that your shares would ever be redeemed in kind, but if they were, you might have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

A Fund may suspend your right to sell your shares if the NYSE restricts trading, the SEC declares an emergency or for other reasons. More information about this is in our Statement of Additional Information.

TELEPHONE TRANSACTIONS

Purchasing and selling Fund shares over the telephone is extremely convenient, but not without risk. Although the Fund has certain safeguards and procedures to confirm the identity of callers and the authenticity of instructions, the Fund is not responsible for any losses or costs incurred by following telephone instructions we reasonably believe to be genuine. If you or your financial institution transact with the Fund over the telephone, you will generally bear the risk of any loss.

DISTRIBUTION OF FUND SHARES

Each Fund has adopted a distribution plan under Rule 12b-1 that allows the Fund to pay distribution and service fees for the sale and distribution of its shares, and for services provided to shareholders. Because these fees are paid out of a Fund's assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Distribution fees, as a percentage of average daily net assets, are as follows:

CLASS A SHARES
U.S. Treasury Securities
     Money Market Fund .......................... 0.25%

Tax-Exempt Money Market Fund .................... 0.25%

CLASS S SHARES
Prime Obligation Money Market Fund .............. 0.60%

The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. The Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals, and lodgings, and gifts that do not exceed $100 per year, per individual.

SHAREHOLDER PROMOTIONAL PROGRAMS

The Distributor may from time to time provide incentives in the form of cash or Fund shares to current or potential shareholders of The Pillar Funds. The Distributor or Fleet may terminate any promotional program at any time without prior notice. The Distributor will not be reimbursed by the Trust for any payment made pursuant to promotional offers.

--------------------------------------------------------------------------------

DIVIDENDS AND DISTRIBUTIONS

Each Fund declares dividends daily and distributes its net investment income monthly and makes distributions of its net realized capital gains, if any, at least annually. If you own Fund shares on a Fund's record date, you will be entitled to receive the distribution.

Cash management account shareholders automatically receive dividends and distributions in cash. Other shareholders will receive dividends and distributions in the form of additional Fund shares unless you elect to receive payment in cash. To elect cash payment, you must notify the Fund in writing at least 30 days prior to the date of the distribution. Your election will be effective for dividends and distributions paid after the Fund receives your written notice. To cancel your election, simply send the Fund written notice.


TAXES

PLEASE CONSULT YOUR TAX ADVISOR REGARDING YOUR SPECIFIC QUESTIONS ABOUT FEDERAL, STATE AND LOCAL INCOME TAXES. Below we have summarized some important tax issues that affect the Funds and their shareholders. This summary is based on current tax laws, which may change.

Each Fund will distribute substantially all of its net investment income and its net realized capital gains, if any. The dividends and distributions you receive may be subject to federal, state and local taxation, depending upon your tax situation. Distributions you receive from a Fund may be taxable whether or not you reinvest them. Income distributions are generally taxable at ordinary income tax rates. Capital gains distributions are generally taxable at the rates applicable to long-term capital gains. EACH SALE OR EXCHANGE OF FUND SHARES MAY BE A TAXABLE EVENT.

The Tax-Exempt Money Market Fund intends to distribute federally tax-exempt income. However, the Fund may invest a portion of its assets in securities that generate taxable income for federal income tax purposes. Further, income exempt from federal tax may be subject to state and local taxes. Any capital gains distributed by this Fund may be taxable.

MORE INFORMATION ABOUT TAXES IS IN OUR STATEMENT OF ADDITIONAL INFORMATION.

12

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                                                                  APRIL 30, 2001


FINANCIAL HIGHLIGHTS

The tables that follow present performance information about each Fund. This information is intended to help you understand each Fund's financial performance for the past five years, or, if shorter, the period of the Fund's operations. Some of this information reflects financial information for a single Fund share. The total returns in the tables represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions. This information has been audited by Arthur Andersen LLP, independent public accountants. Their report, along with each Fund's financial statements, appears in the annual report that accompanies our Statement of Additional Information. You can obtain the annual report, which contains more performance information, at no charge by calling 1-800-932-7782.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                                                                                                    RATIO OF NET
                                                                                              RATIO      RATIO OF    INVESTMENT
                                                                                              OF NET     EXPENSES    INCOME TO
        NET ASSET             DISTRIBUTIONS                                     RATIO OF    INVESTMENT  TO AVERAGE  AVERAGE NET
          VALUE        NET      FROM NET     NET ASSET            NET ASSETS    EXPENSES      INCOME    NET ASSETS    ASSETS
        BEGINNING  INVESTMENT  INVESTMENT    VALUE END   TOTAL      END OF     TO AVERAGE   TO AVERAGE  (EXCLUDING  (EXCLUDING
        OF PERIOD    INCOME      INCOME      OF PERIOD   RETURN   PERIOD (000)  NET ASSETS  NET ASSETS   WAIVERS)     WAIVERS)
------------------------------------------------------------------------------------------------------------------------------------
U.S. TREASURY SECURITIES MONEY MARKET FUND
------------------------------------------------------------------------------------------------------------------------------------
CLASS A

2000     $1.00        $0.05      $(0.05)      $1.00      5.39%     $176,621       0.87%        5.30%       0.87%       5.30%
1999      1.00         0.04       (0.04)       1.00      4.07       118,486       0.89         3.99        0.89        3.99
1998      1.00         0.04       (0.04)       1.00      4.43        68,327       0.88         4.28        0.88        4.28
1997      1.00         0.04       (0.04)       1.00      4.28        12,492       0.90         4.22        0.90        4.22
1996      1.00         0.04       (0.04)       1.00      4.27         3,503       0.90         4.19        0.90        4.19
------------------------------------------------------------------------------------------------------------------------------------
TAX-EXEMPT MONEY MARKET FUND
------------------------------------------------------------------------------------------------------------------------------------
CLASS A
2000     $1.00        $0.03      $(0.03)      $1.00      3.34%      $47,506       0.88%        3.32%       0.88%       3.32%
1999      1.00         0.02       (0.02)       1.00      2.45        25,511       0.86         2.44        0.90        2.40
1998      1.00         0.03       (0.03)       1.00      2.72        16,346       0.90         2.69        0.94        2.65
1997      1.00         0.03       (0.03)       1.00      2.84         8,509       0.90         2.82        0.92        2.80
1996      1.00         0.03       (0.03)       1.00      2.70         3,852       0.90         2.65        0.93        2.62
------------------------------------------------------------------------------------------------------------------------------------
PRIME OBLIGATION MONEY MARKET FUND
------------------------------------------------------------------------------------------------------------------------------------
CLASS S
2000     $1.00        $0.05      $(0.05)      $1.00      5.55%     $285,119       0.98%        5.46%       1.23%       5.21%
1999      1.00         0.04       (0.04)       1.00      4.28       186,767       1.00         4.25        1.25        4.00
1998      1.00         0.05       (0.05)       1.00      4.66        99,978       0.98         4.52        1.23        4.27
1997(1)   1.00         0.02       (0.02)       1.00      4.69        30,520       1.00         4.67        1.02        4.65
------------------------------------------------------------------------------------------------------------------------------------

(1) COMMENCED OPERATIONS ON AUGUST 18, 1997. ALL RATIOS INCLUDING TOTAL RETURN FOR THIS PERIOD HAVE BEEN ANNUALIZED.
                                                                              13

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                                 [Logo Omitted]

                               INVESTMENT ADVISOR
                         Fleet Investment Advisors Inc.
                               100 Federal Street
                           Boston, Massachusetts 02109

                                  DISTRIBUTOR
                        SEI Investments Distribution Co.
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456

                                  LEGAL COUNSEL
                           Morgan, Lewis & Bockius LLP


          More information about The Pillar Funds is available without charge through the following:

                    STATEMENT OF ADDITIONAL INFORMATION (SAI)
  The SAI dated April 30, 2001, includes detailed information about The Pillar Funds. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.

                         ANNUAL AND SEMI-ANNUAL REPORTS
    These reports list each Fund's holdings and contain information from the Funds' managers about strategies, and recent market conditions and trends and their impact on Fund performance.The reports also contain detailed financial information about the Funds.

      TO OBTAIN AN SAI, ANNUAL OR SEMI-ANNUAL REPORT, OR MORE INFORMATION:
                        BY TELEPHONE: Call 1-800-932-7782
                              BY MAIL: Write to us
                                The Pillar Funds
                                  P.O. Box 8523
                              Boston, MA 02266-8523
                        BY INTERNET: www.pillarfunds.com

  FROM THE SEC: You can also obtain the SAI or the Annual and Semi-Annual reports, as well as other information about The Pillar Funds, from the EDGAR Database on the SEC's website ("http://www.sec.gov"). You may review and copy documents at the SEC Public Reference Room in Washington, DC (for information on the operation of the Public Reference Room, call 202-942-8090). You may request documents by mail from the SEC, upon payment of a duplicating fee, by writing to: Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-0102. You may also obtain this information, upon payment of a duplicating fee, by e-mailing the SEC at the following address:
                              publicinfo@sec.gov.

   The Pillar Funds' Investment Company Act registration number is 811-6509.

THE PILLAR FUNDS, PILLAR, THE STYLIZED "P" LOGO, PILLARFUNDS.COM AND YOUR
   INVESTMENT FOUNDATION ARE REGISTERED SERVICE MARKS OF FLEET NATIONAL BANK. SUMMIT, SUMMIT BANK, SUMMIT BANCORP, SUMMIT FINANCIAL SERVICES GROUP AND REACH
    HIGHER ARE REGISTERED SERVICE MARKS OF FLEETBOSTON FINANCIAL CORPORATION.

PIL-F-030-05                                                  122-387-004 (4/01)